EXHIBIT 10.13

ASSIGNMENT, ASSUMPTION AND AMENDMENT
TO CHANGE IN CONTROL AGREEMENT

WHEREAS, Aon Corporation (the “Company”) and [                             ] (the “Executive”) entered into a Change in Control Agreement as of [                            ] (the “Agreement”);

WHEREAS, the Company was reorganized (the “Reorganization”) effective April 2, 2012 pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) approved by the Company’s stockholders on March 16, 2012, as a result of which the Company became a subsidiary of Aon plc, a public limited company incorporated under English law (the “Parent”);

WHEREAS, the Merger Agreement provides that, as of the effective date of the Reorganization, the Company shall assign to the Parent and the Parent shall assume and adopt all of the Company’s rights and obligations under each change-in-control agreement between Aon and a key employee of Aon;

WHEREAS, the Merger Agreement further provides that the Company or the Parent shall amend such change-in-control agreements to provide for the appropriate substitution of the Parent in place of the Company, to provide for the modification of the change-in-control definitions contained in such agreements to comport with the governance and ownership structure of the Parent, to provide that the Reorganization will not constitute a change-in-control under the terms of any such agreement, to comply with English or U.S. corporate or tax law requirements and to make any other conforming or clarifying changes as may be necessary;

WHEREAS, the Company and the Parent entered into a Deed of Assumption on April 2, 2012 to effectuate the assignment by Company to the Parent and the Parent’s assumption and adoption of all of the Company’s rights and obligations under such change-in-control agreements;

WHEREAS, the Agreement constitutes such a change-in-control agreement; and

WHEREAS, the Company, the Parent and the Executive desire to enter into this Assignment, Assumption and Amendment to Change in Control Agreement to reflect the assignment by Company to the Parent and the Parent’s assumption and adoption of all of the Company’s rights and obligations under the Agreement and to amend the Agreement consistent with the provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereby amend the Agreement, effective as of April 2, 2012, as follows:

1.                                      Section 1 of the Agreement is hereby amended by the addition of a new definition of the term “Parent” providing as follows:

“Parent” means Aon plc, a public limited company incorporated under English law.

2.                                      Except where such change would be inconsistent with the intent of the affected provision of the Agreement, all references to the “Company” contained in the Agreement, including Exhibit A thereto, shall be changed to the “Parent”.

3.                                      The definition of “Change in Control” contained in Section 1 of the Agreement is amended to provide as follows:

(c)                                  “Change in Control” means:

(1)                                 the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding ordinary shares of the Parent (the “Outstanding Ordinary Shares”) or (ii) the combined voting power of the then outstanding securities of the Parent entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Parent (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Parent), (B) any acquisition by the Parent, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 1(c); provided further, that for purposes of clause (B), if any Person (other than the Parent or any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent) shall become the beneficial owner of 30% or more of the Outstanding Ordinary Shares or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Parent, and such Person shall, after such acquisition by the Parent, become the beneficial owner of any additional shares of the Outstanding Ordinary Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)                                 individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Parent subsequent to the date hereof whose election, or nomination for election by the Parent’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Parent as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)                                 the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Ordinary

Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Parent or all or substantially all of the Parent’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Parent; any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Ordinary Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)                                 the consummation of a plan of complete liquidation or dissolution of the Parent.

Notwithstanding the foregoing, the reorganization of the Company effective April 2, 2012 and the related transactions on such date, as a result of which the Parent became a public company and the parent corporation of the Company, shall not constitute a Change in Control.

IN WITNESS WHEREOF, the Company and the Parent have caused this Assignment, Assumption and Amendment to Change in Control Agreement to be executed by a duly authorized officer and the Executive has executed this Assignment, Assumption and Amendment to Change in Control Agreement this 2nd day of April, 2012.

AON CORPORATION

By:
Its:

AON PLC

By:
Its:

EXECUTIVE

[Insert name]